Exhibit 1.1

EXECUTION VERSION

DEALER MANAGER AGREEMENT

October 22, 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

Ladies and Gentlemen:

1.               The Offer.  Accuride Corporation, a Delaware corporation (the “Company”), proposes to make an offer (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the “Offer”) to increase the conversion rate to holders of all of its outstanding 7.5% Senior Convertible Notes due 2020 (the “Notes”) who elect (each, an “Election” and, collectively, the “Elections”) to convert their Notes into shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Notes and on the terms and subject to the conditions set forth in the Offer Materials (as hereinafter defined), as the same may be amended or supplemented from time to time.  The Company is also soliciting (the “Solicitation”) consents (the “Consents”) to the adoption of proposed amendments to the Indenture, dated as of February 26, 2010 (as amended or supplemented on or prior to the date hereof, the “Indenture”), among the Company, the Guarantors party thereto (the “Guarantors”) and Wilmington Trust FSB, as Trustee (the “Trustee”) governing the Notes.  Unless the context requires otherwise, all references to the “Offer” in this Agreement shall hereinafter be deemed to refer also to the Solicitation.

2.               Appointment as Dealer Managers and Solicitation Agents.  The Company hereby appoints you as Dealer Managers (the “Dealer Managers”) and Solicitation Agents (the “Solicitation Agents”) and authorizes you to act as such in connection with the Offer.  Unless the context requires otherwise, all references to the “Dealer Managers” in this Agreement shall hereinafter be deemed to refer to you in your role as Solicitation Agents.  On the basis of the representations, warranties and covenants of the Company contained herein, each of you agree, in accordance with your respective customary practices, to perform those services in connection with the Offer as are customarily performed by investment banks in connection with transactions of a like nature, including, but not limited to, using reasonable efforts to solicit Elections pursuant to the Offer and Consents pursuant to the Solicitation and communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other holders of Notes.  In such capacity, each of you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company.

3.               No Liability for Acts of Brokers, Dealers, Banks and Trust Companies.  Neither of you nor any other Indemnified Person (as hereinafter defined) shall have any liability to the Company or any other person for any losses, claims, damages, liabilities or expenses (each, a “Loss” and collectively, the

“Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person, and neither of you nor any other Indemnified Person shall be liable for any Losses arising from either of your own acts or omissions in performing your obligations hereunder, except for any such Losses which are finally judicially determined by a court of competent jurisdiction to have resulted primarily from your bad faith, willful misconduct or gross negligence.  In soliciting or obtaining Elections or Consents, no Dealer, bank or trust company is to be deemed to be acting as your agent or fiduciary or the agent or fiduciary of the Company or any of its affiliates, and you, as Dealer Managers, are not to be deemed the agents or fiduciaries of any Dealer, bank or trust company or the agents or fiduciaries of the Company or any of its affiliates, security holders, creditors or of any other person.  In soliciting or obtaining Elections or Consents, you shall not be and shall not be deemed for any purpose to act as partners or joint venturers of or members of a syndicate or group with the Company or any of its affiliates in connection with the Offer, any conversion of the Notes, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agent or fiduciary.  The Company shall have sole authority for the acceptance or rejection of any and all Elections and Consents.

4.               The Offer Materials and Withdrawal Rights.  The following materials to be used by the Company in connection with the Offer, as any of them may be amended, modified or supplemented from time to time, are, together with each document incorporated by reference therein, collectively referred to herein as the “Offer Materials”:

a)              The Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2010, in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Securities Act”), in connection with the Offer, including all exhibits, financial statements, schedules or other information included or incorporated by reference therein (such Registration Statement, as amended or supplemented from time to time, the “Registration Statement”).

b)             The Company’s Prospectus in connection with the Offer. As used in this Agreement, the term “Prospectus” means any prospectus, as amended or supplemented on or prior to the date on which the Notes are accepted by the Company pursuant to the Offer (the “Acceptance Date”) (including, but not limited to (x) the Preliminary Prospectus, dated the date hereof and included in the Registration Statement (as amended or supplemented from time to time prior to effectiveness of the Registration Statement, the “Preliminary Prospectus”) and (y) the prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in the form it was first filed) that the Company uses, files, distributes or approves in writing which is used to solicit Elections or Consents in the Offer. All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference pursuant to Form S-4 under the Securities Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder

(collectively, the “Exchange Act”) and so incorporated, or deemed to be incorporated, by reference (such incorporated documents, financial statements and schedules being herein called the “Incorporated Documents”).

c)              The Tender Offer Statement on Schedule TO, dated October 22, 2010 (as amended or supplemented from time to time, the “Schedule TO”), filed by the Company with the Commission pursuant to Rule 13e-4 under the Exchange Act in connection with the Offer.

d)             The Letter of Transmittal and Consent to be used by holders tendering Notes pursuant to the Offer (as amended or supplemented from time to time, the “Letter of Transmittal”).

e)              The Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the Offer and the Letter to Clients relating to the Offer, each dated October 22, 2010.

f)                Any press releases or newspaper advertisements to be used in connection with the Offer.

g)             Any other documents or materials whatsoever that the Company may use, file, distribute, mail, publish, approve or authorize for use in connection with the Offer.

The Company agrees to furnish each of you, at its expense, with as many copies as you may reasonably request of any of the Offer Materials.  The Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company.  At the commencement of the Offer, the Company shall cause timely to be delivered, to each registered holder of any Notes legally or contractually entitled thereto, the Offer Materials.  Thereafter, to the extent practicable, until the expiration of the Offer, the Company shall use its commercially reasonable efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a holder of any Notes after the commencement of the Offer.  For the avoidance of doubt, the Dealer Managers shall have no obligation to cause copies of the Offer Materials to be transmitted to holders of the Notes.

The Company acknowledges and agrees that each of you may use the Offer Materials as specified herein without assuming any responsibility for independent investigation or verification on either of your parts and the Company represents and warrants to each of you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company’s assets or liabilities.

You hereby agree, as Dealer Managers, that you will not disseminate any written material for or in connection with the solicitation of Elections or Consents pursuant to the Offer other than the Offer Materials, except as otherwise authorized by the Company.

The Company agrees that, at a reasonable time prior to using any of the Offer Materials or filing any such materials with the Commission or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an “Other Agency” and, collectively, the “Other Agencies”), it will (i) submit copies of such Offer Materials to each of you and your counsel so as to enable your review thereof, (ii) give reasonable consideration to your and your counsel’s comments, if any, thereon, and (iii) not use or file with the Commission or any Other Agency any of the Offer Materials without first obtaining each of your prior approval (which approval shall not be unreasonably withheld).

In the event that (i) the Company uses or permits the use of any of the Offer Materials in connection with the Offer or files any such materials with the Commission or any Other Agency without your prior approval, (ii) the Company shall have breached any of its representations, warranties, agreements, obligations or covenants contained herein, (iii) there shall have occurred any material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, or which is reasonably likely to materially and adversely affect the consummation of any of the transactions contemplated by this Agreement, in each case whether or not arising in the ordinary course of business (a “Material Adverse Change”), (iv) the Offer is terminated or withdrawn for any reason, (v) there is a good faith disagreement between either of the Dealer Managers and the Company with respect to a material term or condition of the Offer or the Offer Materials or (vi) any stop order, restraining order, injunction or denial of an application for approval has been issued in connection with the Offer and not thereafter stayed or vacated or any proceeding, litigation or investigation in connection with the Offer has been initiated, that, in either case in either of your judgment, makes it impracticable or inadvisable to carry out the Offer, the conversion of Notes pursuant thereto or the performance of this Agreement, then in any such case each of you shall be entitled to withdraw as a Dealer Manager in connection with the Offer without any liability or penalty to either of you or any Indemnified Person for such withdrawal, and without loss of any right to the indemnity and contribution provided in Section 11 hereof, the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to either of you on such date, or the benefit of any other provisions surviving such withdrawal pursuant to Section 14 hereof.  If either Dealer Manager withdraws as a Dealer Manager, the fees accrued and reimbursement for such Dealer Manager’s expenses through the date of such withdrawal shall be paid to such Dealer Manager on or promptly after such date.

5.               Conversion Agent and Information Agent.

a)              The Company will promptly arrange for American Stock Transfer & Trust Co. LLC to serve as conversion agent (the “Conversion Agent”) in connection with the Offer.  The Company will instruct the Conversion Agent to advise each of you from time to time and at your request as to (i) the aggregate principal amount of Notes the holders of which have made Elections pursuant to the Offer and (ii) the aggregate principal amount of Notes the holders of which have given Consents pursuant to the Solicitation and as to such other matters in connection with the Offer as you may request.

b)             The Company will promptly arrange for MacKenzie Partners, Inc. to serve as information agent (the “Information Agent”) in connection with the Offer.  The Company will promptly instruct the Information Agent to advise each of you as to such matters in connection with the Offer as you may request and to furnish each of you with any written reports concerning any such information as you may request.

c)              The Company authorizes each of you to communicate with the Conversion Agent and the Information Agent with respect to matters relating to the Offer.

6.               Compensation.  The Company agrees to pay to the respective Dealer Managers as promptly as practicable following the date on which Shares are issued by the Company in exchange for Notes accepted by the Company pursuant to the Offer (such date, the “Settlement Date”) (but in no event later than the third business day following the Settlement Date), as compensation for their services as Dealer Managers in connection with the Offer, the respective percentages set forth in Schedule I of an aggregate fee equal to 1.00% of the number that is equal to the product of (x) the aggregate number of Shares issued in the Offer and (y) the last reported sales price for the Common Stock on the Settlement Date; provided, however, that if a minimum of 10% of the aggregate number of shares of Common Stock outstanding at the close of business on the Settlement Date (including, for the avoidance of doubt, the Shares) elect to participate in the “proposed secondary offering” (as such term is used in the Registration Statement), then Shares as to which a valid election has been made for inclusion in the “proposed secondary offering” shall not be included in clause (x) above.

7.               Expenses of Dealer Manager and Others.  In addition to your compensation for your services hereunder pursuant to Section 6 hereof, the Company agrees to pay directly, or reimburse each of you for, as the case may be, all fees and expenses relating to the Offer and the Solicitation, including, without limitation: (a) all fees and expenses relating to the preparation, printing, filing, mailing and publishing of all of the Offer Materials, including the cost of preparation and filing of the Registration Statement and any amendment thereto and Schedule TO and any amendments thereto, (b) all costs of furnishing to you such copies of the Offer Materials as either of you may reasonably request, (c) all fees and expenses of the Information Agent, the Conversion Agent and other persons rendering services in connection with the Offer, (d) all advertising charges in connection with the Offer and the transactions contemplated thereby, including those of any public relations firm or other person or entity rendering services in connection therewith, (e) all reasonable and documented out-of-pocket fees, if any, payable to Dealers (including each of you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Offer Materials to their customers, (f) all filing fees applicable to the Offer, (g) the cost of preparation, issuance and delivery of the Shares issued upon conversion of the Notes, including any and all transfer and other taxes payable thereon, (h) all fees and expenses payable in connection with the registration or qualification of the Shares under state securities or “blue sky” laws, and (i) all other reasonable and documented out-of-pocket fees and expenses incurred by either of you in connection with the Offer or the transactions contemplated thereby or otherwise in connection with the performance of your services hereunder (including fees and disbursements of one legal counsel, which shall be Skadden, Arps, Slate, Meagher & Flom LLP, in an aggregate amount not to exceed $225,000).  All reasonable payments to be made by the Company pursuant to this Section 7 shall be made promptly against delivery to the Company of statements therefor.  The Company shall be liable for the foregoing payments whether or not the Offer or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled prior to the acceptance of any Notes or Consents, whether or not the Company or any of its subsidiaries or affiliates acquires any Notes pursuant to the Offer, and whether or not either of you withdraw pursuant to Section 4 hereof.

8.               Additional Obligations of the Company.

a)              The Company will furnish to each of you, without charge, two signed copies of the Registration Statement and any post-effective amendments thereto, including all of the documents incorporated by reference therein and all financial statements and schedules.

b)             The Company will use its commercially reasonable efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as practicable.  The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Offer Materials, will promptly furnish to each of you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and will use its commercially reasonable efforts to cause the same to become effective as promptly as practicable.

c)              The Company will deliver to each of you, without charge, as many copies of the Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.

d)             The Company shall advise each of you promptly of (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) the time when any Prospectus is mailed (or otherwise sent) for filing pursuant to Rule 424 under the Securities Act, (iii) the occurrence of any event which could cause the Company to amend, withdraw, rescind, terminate or modify the Offer or would permit the Company to exercise any right not to accept Notes tendered under the Offer, or otherwise not consummate the Offer (and the Company will so advise each of you before such rights are exercised), (iv) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which could cause the Offer Materials to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or otherwise require the making of any change in any of the Offer Materials then being used or cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (v) any request of the Commission (or any Other Agency) to amend or supplement any of the Offer Materials or for additional information with respect thereto and the receipt (whether written or oral) by it (or by any of its officers or attorneys) of any other material communication from the Commission or any Other Agency relating to the Offer or the Offer Materials (and if any such request or communication is in writing, will furnish you with a copy thereof), (vi) any requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act or “blue sky” or other state securities laws in connection with the Offer or any of the other Offer Materials or to make any filing in connection with the Offer pursuant to any other applicable law, rule or regulation, (vii) the issuance by the Commission or any Other Agency of any comment or order, injunction, or denial of any application for approval or the initiation or threat of any proceedings, litigation or investigation or the taking of any other action concerning the Offer, the conversion of Notes pursuant thereto or the execution, delivery and performance of this Agreement by the Company, by or before the Commission or any Other Agency (and, if in writing, will furnish each of you with a copy thereof), (viii) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Shares under “blue sky” or other state securities laws or the initiation or threatening of any proceeding for that purpose, and (ix) any other information relating to the Offer, the Offer Materials or this Agreement which either of you may from time to time reasonably request.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification of the Shares under state securities or “blue sky” laws, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest practicable time.

e)              The Company agrees that if any material event occurs or condition exists as a result of which the Offer Materials (other than the Registration Statement and the Prospectus, which are discussed in Section 8(f) below) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances existing when the Offer Materials are delivered to a holder of Notes, not misleading, or if, in the opinion of the Company, after consultation with each of you, it is necessary at any time to amend or supplement the Offer Materials to comply with applicable law, the Company shall promptly notify each of you, prepare and file with the Commission (as applicable) an amendment or supplement to the Offer Materials that will correct such statement or omission or effect such compliance and, to the extent any such amended or supplemented Offer Materials have not been filed with the Commission, supply such amended or supplemented Offer Materials to each of you.

f)                The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the distribution of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a holder of Notes, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will use its commercially reasonable efforts to promptly prepare and file with the Commission, subject to the terms of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each of you, without charge, such number of copies of such amendment or supplement as you may reasonably request.

g)             The Company will use its commercially reasonable efforts to promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.

h)             The Company will use its commercially reasonable efforts to file promptly all reports or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus is required in connection with the Offer.

i)                 Upon commencement of the Offer, the Company will file with the Commission the Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) pursuant to the rules and regulations promulgated by the Commission under the Exchange Act, and shall provide the same to each of you a reasonable time prior to filing.  The Company will provide to each of you any amendments to the Schedule TO and the final form of all documents filed in connection with the Offer with the Commission or any other U.S. state or federal governmental authority or published, sent or given to holders of Notes in connection with the Offer a reasonable time prior to any such amendment, filing, publication or distribution.

j)                 Prior to the issuance of the Shares, the Company shall obtain the registration or qualification thereof under the securities or “blue sky” laws of such jurisdictions as may be required for the consummation of the Offer.  In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

k)              During the continuance of the Offer, the Company will deliver to each of you, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders, and of all current, regular and periodic reports filed by the Company or any of its subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions.

l)                 Prior to the consummation of the Offer, the Company shall furnish to each of you, promptly after they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and the Prospectus included in the Registration Statement at the time it became effective.

m)           The Company will not, directly or indirectly, distribute the Offer Materials to any holder of Notes in or from any jurisdiction outside the United States, or otherwise extend the Offer to any holder of Notes residing in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws and regulations of such jurisdiction.

n)             The Company agrees to make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

o)             On or prior to the date of commencement of the Offer (the “Commencement Date”), the Company will have entered into agreements with the Information Agent and the Conversion Agent and will have made appropriate arrangements, to the extent applicable, with The Depository Trust Company or any other “qualified” securities depositary to allow for the book-entry movement of the tendered Notes between depositary participants and the Conversion Agent.

9.               Additional Representations, Warranties and Covenants of the Company.  The Company represents and warrants to each of you that:

a)              The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offer Materials; and, except as would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

b)             (i) Each subsidiary of the Company has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offer Materials; (ii) except as would not result in a Material Adverse Effect, each subsidiary of the Company is duly qualified to do business as a foreign corporation (or other business entity) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; (iii) all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except for directors’ qualifying shares); and (iv) the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for those set forth in the Offer Materials.

c)              (i) The Company has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (A) the Offer, (B) the issuance and delivery of the Shares, (C) the exchange by the Company of Shares for Notes pursuant to the Offer, (D) the use of the Offer Materials and the filing of the Registration Statement, the Prospectus, and the Schedule TO, and any amendments or supplements thereto, (E) the execution, delivery and performance of this Agreement and all related documents, and (F) the consummation of the other transactions contemplated thereby, and (ii) this Agreement and all related documents have been duly authorized, executed and delivered on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity.

d)             The Company meets the requirements for use of Form S-4 under the Securities Act and, on or prior to the Commencement Date, will have filed with the Commission the Registration Statement and paid the applicable filing fees. As of the Acceptance Date, the Registration Statement and any post-effective amendment thereto will have become effective under the Securities Act and any request on the part of the Commission for additional information will have been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Settlement Date, the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Offer Materials in reliance upon and in conformity with information furnished or confirmed in writing by either of you to the Company expressly for use therein.  The Company acknowledges that the only information furnished by or on behalf of either Dealer Manager is the name, address and telephone number of such Dealer Manager.

Each Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act.

e)              The Offer and the Offer Materials, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments or supplements thereto, which are covered in Section 9(d) above), comply or will comply in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and with all applicable rules or regulations of the Commission and any Other Agency, including applicable “blue sky” and similar securities laws; and none of such Offer Materials (other than the Incorporated Documents, which are covered in Section 9(f) below) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Offer Materials in reliance upon and in conformity with information furnished or confirmed in writing by either of you to the Company expressly for use therein.  The Company acknowledges that the only information furnished by or on behalf of either Dealer Manager is the name, address and telephone number of such Dealer Manager.

f)                The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Settlement Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g)             The Offer, the issuance and delivery of the Shares, the exchange of Shares for Notes pursuant to the Offer, the use of the Offer Materials and the filing of the Registration Statement, the Prospectus, and the Schedule TO, and any amendments or supplements thereto, the consummation of the other transactions contemplated by this Agreement, the supplemental indenture contemplated by the Offer Materials (the “Supplemental Indenture”), the Offer or the Offer Materials, and the execution, delivery and performance of this Agreement and the Supplemental Indenture and all related documents by the Company and, as applicable, the Guarantors, comply and will comply in all material respects with all applicable requirements of federal, state, local and foreign law, including, without limitation, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder (collectively, the “Trust Indenture Act”), and any other applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of this Agreement by the Company and the Supplemental Indenture by the Company and the Guarantors, the making or consummation by the Company of the Offer, the issuance or delivery of the Shares, the exchange of Shares for Notes pursuant to the Offer, the use of the Offer Materials or the filing of the Registration Statement, the Prospectus, or the Schedule TO, or any amendments or supplements thereto, or the consummation of the other transactions contemplated by this Agreement, the Supplemental Indenture, the Offer or the Offer Materials, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Offer in accordance with its terms.  All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Commission and the Other Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the acceptance of the Notes pursuant to the Offer.

h)             The Offer, the issuance and delivery of the Shares, the exchange of Shares for Notes pursuant to the Offer, the use of the Offer Materials and the filing of the Registration Statement, the Prospectus, and the Schedule TO, and any amendments or supplements thereto, the consummation of the other transactions contemplated by this Agreement, the Supplemental Indenture, the Offer or the Offer Materials, and the execution, delivery and performance of this Agreement by the Company and the Supplemental Indenture and all related documents by the Company and, as applicable, the Guarantors, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar governing documents of the Company or any of its subsidiaries, (ii) any statute, any rule, regulation, judgment, order or decree of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of the subsidiaries is bound or to which any of the properties of the Company or any its subsidiaries is subject, except in the cases of clauses (ii) and (iii) where such breach, violation, default or Debt Repayment Triggering Event would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

i)                 No stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or threatened before the Commission or any Other Agency with respect to the making or consummation of the Offer, the effectiveness of the Registration Statement or any post-effective amendment thereto, the offer, issuance, delivery or exchange of the Shares pursuant to the Offer or the consummation of the other transactions contemplated by this Agreement, the Supplemental Indenture, the Offer or the Offer Materials.

j)                 Except as would not result in a Material Adverse Effect, the Company and its subsidiaries (x) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Offer Materials to be conducted by them and (y) have not received any notice of proceedings relating to the revocation or modification of any Licenses.

k)              Except as disclosed in the Offer Materials or as would not result in a Material Adverse Effect, the Company and its subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them or presently employed by them and (ii) have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.

l)                 Except as disclosed in the Offer Materials or as would not result in a Material Adverse Effect, (i) the Company and its subsidiaries are not in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment or the use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release of, or exposure to, toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”) (collectively, “Environmental Laws”), including, without limitation, noncompliance with or lack of any permits or other environmental authorizations necessary under applicable Environmental Laws to conduct their respective businesses; (ii) to the knowledge of the Company, there are no circumstances that would reasonably be expected to result in any such violation; (iii) none of the Company or any of its subsidiaries has received any communication from any person or entity alleging any such violation; (iv) there is no pending or threatened claim, action, notice or, to the knowledge of the Company, investigation by any person or entity against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person or entity for whose acts or omissions the Company is or may reasonably be expected to be liable, either contractually or by operation of law, alleging liability for investigatory, cleanup, or other response costs, natural resources or property damages, personal injuries, attorney’s fees or penalties relating to any Materials of Environmental Concern or any violation or potential violation, of any Environmental Law (collectively, “Environmental Claims”), and (v) to the knowledge of the Company, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of any such Environmental Claim.

In the ordinary course of business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities, including any capital or operating expenditures, required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties.  On the basis of such reviews, the Company has reasonably concluded that, except as disclosed in the Offer Materials, any costs and liabilities associated with such matters would not result in a Material Adverse Effect.

m)           [Intentionally Omitted.]

n)             Since the respective dates as of which information is given in the Offer Materials, and except as otherwise stated or contemplated therein, (i) there has been no Material Adverse Change and no development involving a prospective Material Adverse Change, (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business; (iii) there has been no material change in the short term indebtedness, long-term indebtedness, net current assets, net assets or capital stock of the Company or any of its subsidiaries; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their capital stock.

o)             Except as disclosed in the Offer Materials, (i) there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) known to the Company against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and (ii) to the knowledge of the Company, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened in writing.

p)             Neither the Company nor any of its subsidiaries is in violation of the charter or by-laws or similar governing documents of the Company or any of its subsidiaries or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

q)             Except as would not result in a Material Adverse Effect, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid, non-assessable and not subject to any preemptive or similar rights, and conform to the description thereof contained in the Prospectus and the other Offer Materials; and none of such shares of capital stock was issued in violation of preemptive or similar rights of any security holder of the Company.

r)                The Company has duly authorized for issuance a sufficient number of Shares to be issued on conversion of the Notes as contemplated by the Offer pursuant to its terms and, when any Shares are issued and delivered by the Company pursuant to the terms of the Indenture and as provided in the Offer Materials, such Shares will be validly issued, fully paid, non-assessable and not subject to any preemptive or similar rights; the Shares conform in all material respects to the statements relating thereto contained in the Prospectus and the other Offer Materials and the issuance of the Shares by the Company is not subject to any preemptive or similar rights of any security holder of the Company.

s)              The Company and its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with Sarbanes-Oxley, the Securities Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board in all material respects and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee of the Board.  The Company is not aware of (i) except as would not result in a Material Adverse Effect, any material weakness in its internal control over financial reporting or (ii) any change that has materially affected, or is reasonably likely to materially affect, Internal Controls.

t)                Except as would not result in a Material Adverse Effect, the Company and its subsidiaries have (i) filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof and (ii) paid all taxes (including any assessments, fines or penalties) required to be paid by them.

u)             Except as would not result in a Material Adverse Effect, (i) the Company and its subsidiaries are insured by insurers against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged and (ii) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers (or self-insurance) as may be necessary to continue its business at commercially reasonable costs.

v)             Except disclosed in the Offer Materials or as would not result in a Material Adverse Effect, (i)

there has been no violation of any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the Company or any of its subsidiaries or employees, (ii) there has been no violation of any federal, state, local or foreign law relating to employment and employment practices with respect to employees of the Company or any of its subsidiaries, and (iii) the Company and its subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law relating to plant closings and layoffs.

w)           As of the Settlement Date, each of the Company and each Guarantor will have full corporate, limited liability company or limited partnership power, as applicable, and authority to execute and deliver the Supplemental Indenture and to perform all of its obligations thereunder; the Supplemental Indenture may be entered into by the Company and each Guarantor upon the consent of holders of at least a majority in aggregate principal amount of Notes then outstanding (excluding for such purposes any Notes owned at the time by the Company or any of its affiliates) pursuant to the provisions of the Indenture; the Supplemental Indenture will be duly authorized, executed and delivered (assuming consummation of the Solicitation and assuming due authorization, execution and delivery thereof by the Trustee); the Indenture as supplemented by the Supplemental Indenture will conform in all material respects to the requirements of the Trust Indenture Act; and the Supplemental Indenture, as well as the Indenture (as amended by the Supplemental Indenture) and the Notes issued thereunder, will be the legal, valid and binding obligations of the Company and each Guarantor entitled, in the case of the Notes, to the benefits of the Indenture (as amended by the Supplemental Indenture), and enforceable against the Company and each Guarantor in accordance with their respective terms, except that the enforceability thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity.

x)               Deloitte & Touche LLP, the accountants who have certified the financial statements and supporting schedules included or incorporated by reference in the Offer Materials, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

y)             The financial statements included or incorporated by reference in the Offer Materials present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offer Materials, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offer Materials provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions in all material respects, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial amounts.

z)               Each of this Agreement, the Offer and the Notes conforms in all material respects to the descriptions thereof contained in the Prospectus and the other Offer Materials.

aa)        The Company is not, and will not be upon consummation of the Offer, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

10.         Conditions to Obligations of the Dealer Managers.  The obligations of each Dealer Manager to render services pursuant to this Agreement shall at all times be subject, in its discretion, to the following conditions:

a)              The Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

b)             All representations, warranties, covenants and other statements of the Company contained in this Agreement are now, at the commencement of, at all times during the continuance of, and upon the consummation of, the Offer, shall be, true and correct.

c)              You shall have received opinions addressed to each of you and dated as of the Commencement Date of (i) Stephen A. Martin, Vice President and General Counsel of the Company, in form and substance satisfactory to each of you, (ii) Latham & Watkins LLP, counsel to the Company and the Guarantors, in form and substance satisfactory to each of you, and (iii) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Dealer Managers, in form and substance satisfactory to each of you.

d)             You shall have received opinions addressed to each of you and dated as of the Settlement Date of (i) Stephen A. Martin, Vice President and General Counsel of the Company, in form and substance satisfactory to each of you, (ii) Latham & Watkins LLP, counsel to the Company and the Guarantors, in form and substance satisfactory to each of you, and (iii) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Dealer Managers, in form and substance satisfactory to each of you.

e)              You shall have received a comfort letter, satisfactory in form to each of you and your counsel, dated as of the Commencement Date (and reaffirmed and updated as of the Settlement Date, except that the specified date referred to therein shall be a date no more than three days prior to the Settlement Date) and addressed to each of you, of Deloitte & Touche LLP, independent certified public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Offer Materials.

f)                You shall have received a certificate of an executive officer and a principal financial or accounting officer of the Company, dated as of the Commencement Date, to the effect that since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no Material Adverse Change (other than as set forth in the Prospectus).

g)             You shall have received a certificate of an executive officer and a principal financial or accounting officer of the Company, dated as of the Settlement Date, to the effect that (i) since the Commencement Date, there has been no Material Adverse Change (other than as set forth in the Prospectus), (ii) the Company’s representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of such date, (iii) the Company has complied in all material respects with all agreements and taken all actions to be performed or satisfied by the Company pursuant to this Agreement at or prior to such date, and (iv) the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or are threatened by the Commission.

h)             You shall have received certificates, dated as of the Commencement Date and the Settlement Date, respectively, of the Corporate Secretary of the Company, in each case in form and substance reasonably satisfactory to each of you.

i)                 It shall not have become unlawful under any law or regulation of the United States of America or any state thereof or other jurisdiction, foreign or domestic, or any order, judgment or decree of any court or other judicial authority, for either of you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

11.         Indemnification.

a)              The Company agrees to hold harmless and indemnify each of you (including any affiliated companies of either of you) and any officer, director, member, partner or employee of either of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) either of you, including any affiliated companies of either of you (collectively, the “Indemnified Persons”), from and against any and all Losses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offer Materials or in any other materials used by the Company, or authorized by the Company for use in connection with the Offer or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) arising out of or based upon the commencement of, or any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Offer or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Offer Materials, (iii) arising out of the breach by the Company of any representation, warranty or covenant set forth in this Agreement or (iv) otherwise arising out of, relating to or in connection with the Offer, the other transactions described in the Offer Materials or your services as Dealer Managers hereunder.  The Company shall not, however, be responsible for any Loss pursuant to clause (iv) of the preceding sentence of this Section 11 which has been finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence on the part of any Indemnified Person, other than any Loss arising out of or resulting from actions performed or omitted to be performed at the request or with the consent of the Company.

b)             The Company and each of you agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable for any reason under applicable law or insufficient to hold either of you harmless, then the Company and each of you shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and actually received by each of you, on the other hand, in connection with the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and each of you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by a Dealer Manager to all Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by such Dealer Manager in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses).  It is hereby agreed that the relative benefits to the Company, on the one hand, and each Dealer Manager, on the other hand, with respect to the Offer and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid to holders of Notes pursuant to the Offer and the transactions contemplated thereby (whether or not the Offer or such transactions are consummated) bears to (ii) the fees actually received by such Dealer Manager from the Company in connection with its engagement hereunder (excluding any amounts paid as reimbursement of expenses).  The relative fault of the Company, on the one hand, and of each of you and other Indemnified Persons, on the other hand, (x) in the case of an untrue or alleged untrue statement of a material fact, shall be determined by reference to, among other things, whether such action or omission relates to information supplied by the Company or by either of you or the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted by the Company or by either of you and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission.

c)              The Company also agrees to reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of one counsel and one local counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 11 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

d)             The Company agrees that it will not, without each of your prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not either of you, any other Indemnified Person or the Company is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.  Neither Dealer Manager will, without the prior written consent of the Company, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not either of you, any other Indemnified Person or the Company is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.  Notwithstanding the foregoing sentence, if at any time a Dealer Manager shall have requested the Company to reimburse such Dealer Manager for fees and expenses of counsel as contemplated by paragraph (a) of this Section 11, then the Company agrees that it shall be liable for any such settlement, compromise, or consent effected without its consent if (i) such settlement, compromise or consent is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed such Dealer Manager in accordance with such request prior to the date of such settlement, compromise or consent and (iii) such Dealer Manager shall have given the Company at least 45 days’ prior notice of its intention to so settle, compromise or consent.

e)              The foregoing rights to indemnity and contribution shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding and shall be in addition to any other right which you and the other Indemnified Persons may have against the Company at common law or otherwise.

12.         Reference to Dealer Managers.  The Company agrees that any reference to either of you or any of your respective affiliates in any of the Offer Materials, or any other release, publication or communication to any party outside the Company, is subject to your prior approval.  If you resign or are terminated prior to the dissemination of any of the Offer Materials or any other release or communication, no reference shall be made therein to you without your prior written permission.

13.         Access to Information.  In connection with your activities hereunder, the Company agrees to furnish each of you and your counsel with all information concerning the Company that you reasonably deem appropriate and agrees to provide each of you with reasonable access to the Company’s officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that each of you will be entitled to rely upon such information supplied by the Company and such persons without assuming any responsibility for independent investigation or verification thereof.

14.         Termination.  This Agreement shall terminate (x) with respect to either Dealer Manager, upon the withdrawal by such Dealer Manager pursuant to Section 4 hereof (in which case such termination shall be effective solely with respect to such terminating Dealer Manager, and this Agreement shall remain in full force and effect as between the Company and the non-terminating Dealer Manager) and (y) in its entirety, upon the expiration, termination or withdrawal of the Offer or upon the withdrawal by both Dealer Managers pursuant to Section 4 hereof, it being understood that Sections 3, 6, 7, 8, 9, 11, 14, 16, 19, 20, 21, 22 and 23 hereof shall survive (i) any failure to commence, or the expiration, termination, withdrawal or consummation of, the Offer or the expiration, termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Party and (iii) any withdrawal by either of you pursuant to Section 4.  In addition, each of you shall have the right to terminate this Agreement if the opinions of counsel specified in Section 10 hereof are not received by you upon request.

15.         Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

a)  if to you:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Attention: LCD-IBD

and to:

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

Facsimile No.: (646) 587-8638

Attention: Convertible Desk/Liability Management

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Facsimile No.: (213) 687-5600

Attention: Casey T. Fleck, Esq.

b)  if to Company:

Accuride Corporation

7140 Office Circle

Evansville, Indiana 47715

Facsimile No.: (812) 962-5429

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago IL 60606

Facsimile No.: (312) 993-9767

Attention: Christopher D. Lueking, Esq.

16.         Consent to Jurisdiction; Service of Process.  The Company and you hereby (a) submit to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agree that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waive the defense of an inconvenient forum, (d) agree not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

a)              You have been retained pursuant to this Agreement solely to act as Dealer Managers in connection with the Offer and that no fiduciary, advisory or agency relationship exists between either of you, on the one hand, and the Company, on the other hand, or has been created in respect of this Agreement, irrespective of whether either of you have advised or are advising the Company on other matters, and neither of you have assumed any other obligation to the Company except the obligations expressly set forth in this Agreement;

b)             the terms of this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and each of you, on the other hand;

c)              (i) the Company has been advised that each of you and your respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and in the course of trading activities, each of you may from time to time have positions in, and, in accordance with applicable law, buy or sell securities of, the Company and its affiliates and (ii) neither of you have any obligation pursuant to this Agreement to disclose such interests, positions, and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

d)             the Company has consulted its own legal and financial advisors to the extent it deemed appropriate; and

e)              the Company waives, to the fullest extent permitted by law, any claims they may have against either of you pursuant to this Agreement for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that neither of you shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18.         Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

19.         Amendment.  No provision of this Agreement may be amended, modified, or waived except in a writing signed by each party to be bound thereby.

20.         Governing Law.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

21.         Waiver of Jury Trial.  THE COMPANY AND EACH DEALER MANAGER HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY AGREES ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE OFFER).

22.         Counterparts; Severability.  This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

23.         Parties in Interest.  This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

24.         Tombstone.  The Company acknowledges that either Dealer Manager may at its expense place an announcement in such newspapers and periodicals as such Dealer Manager may choose, stating that such Dealer Manager has acted or is acting as Dealer Manager and financial advisor to the Company in connection with the Offer and the transactions contemplated thereby.

Please indicate your willingness to act as Dealer Managers and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

ACCURIDE CORPORATION

By:
Name:
Title:

Accepted as of the date first above written:
CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

Schedule I

Dealer Manager	Percentage of Fee
Credit Suisse Securities (USA) LLC	80%
Nomura Securities International, Inc.	20%
Total	100%

Schedule I-1